EXHIBIT 3.1

CAPE COD AQUACULTURE

 Business Entity Information

Status:	Active	File Date:	1/30/2008 8:05:33 AM
Type:	Domestic Corporation	Corp Number:	E0072072008-5
Qualifying State:	NV	List of Officers Due:	1/31/2009
Managed By:		Expiration Date:

 Resident Agent Information

Name:	INCORP SERVICES, INC.	Address 1:	375 N. STEPHANIE ST.
Address 2:	SUITE 1411	City:	HENDERSON
State:	NV	Zip Code:	89014-8909
Phone:		Fax:
Email:		Mailing Address 1:
Mailing Address 2:		Mailing City:
Mailing State:		Mailing Zip Code:

 Financial Information

No Par Share Count:	0	Capital Amount:	$ 100,000.00
Par Share Count:	100,000,000.00	Par Share Value:	$ 0.001

Officers	☐ Include Inactive Officers
President - JAMES BRIGHT
Address 1:	3155 EAST PATRICK LANE SUITE 1	Address 2:
City:	LAS VEGAS	State:	NV
Zip Code:	89120	Country:
Status:	Active	Email:

Secretary - JAMES BRIGHT
Address 1:	3155 EAST PATRICK LANE SUITE 1	Address 2:
City:	LAS VEGAS	State:	NV
Zip Code:	89120	Country:
Status:	Active	Email:

Treasurer - JAMES BRIGHT
Address 1:	3155 EAST PATRICK LANE SUITE 1	Address 2:
City:	LAS VEGAS	State:	NV
Zip Code:	89120	Country:
Status:	Active	Email:

Director - JAMES BRIGHT
Address 1:	3155 EAST PATRICK LANE SUITE 1	Address 2:
City:	LAS VEGAS	State:	NV
Zip Code:	89120	Country:
Status:	Active	Email:

 Actions\Amendments

Action Type:	Articles of Incorporation
Document Number:	20080075612-51	# of Pages:	1
File Date:	01/30/2008	Effective Date:
Initial Stock Value: Par Value Shares: 100,000,000 Value: $ 0.001 No Par Value Shares: 0 ----------------------------------------------------------------- Total Authorized Capital: $ 100,000.00

Action Type:	Initial List
Document Number:	20080113919-74	# of Pages:	1
File Date:	02/20/2008	Effective Date:
(No notes for this action)

Action Type:	Registered Agent Address Change
Document Number:	20080296150-43	# of Pages:	222
File Date:	04/29/2008	Effective Date:
(No notes for this action)